Exhibit (14)

                       Consent of Independent Accountants

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                                  EXHIBIT (14)
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the inclusion in this Prospectus/Proxy Statement and
Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 9, 2001, relating to the financial statements and financial highlights of Phoenix-Engemann Small & Mid-Cap Growth Fund (a series of Phoenix-Engemann Funds) appearing in the December 31, 2000 Annual Report to Shareholders, and of our report dated June 1, 2000, relating to the financial statements and financial highlights of Phoenix-Engemann Small Cap Fund (a series of Phoenix Strategic Equity Series Fund) appearing in the April 30, 2000 Annual Report to Shareholders, which appear in such Registration Statement. We also consent to the reference to us under the heading "Management and Other Service Providers" in such Prospectus/Proxy Statement. We further consent to the reference to us under the heading "Independent Accountants" in the Statements of Additional Information of Phoenix Strategic Equity Series Fund dated August 28, 2000 and Phoenix-Engemann Funds dated March 15, 2001, which are included in the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
March 12, 2001